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                                   Exhibit 11

             DELTA COMPUTEC INC. - CALCULATION OF EARNINGS PER SHARE

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

                                                                    Three Months Ended              Six Months Ended
                                                                         April 30,                      April 30,
                                                                 1997              1996           1997            1996
                                                                 ----              ----           ----            ----

Primary:

  Continuing Operations                                     $     36,306    $    58,964    $     336,878   $      10,622
  Discontinued Operations                                           --         (415,809)             --      (1,023,331)
                                                            ------------   ------------    ------------    ------------

  Combined                                                  $     36,306    $  (356,845)   $    336,878    $ (1,012,709)


Average Common Shares Outstanding                             15,681,157      6,811,575      13,769,539       6,811,575

Dilutive Effect of Stock Options                                       -              -               -               -

                                                            ------------   ------------    ------------    ------------

Weighted Average Common Shares Outstanding

                                                              15,681,157      6,811,575      13,769,539       6,811,575
                                                            ------------   ------------    ------------    ------------


Earnings (Loss) Per Common and Common
   Equivalent Shares:

  Continuing Operations                                     $        .00    $       .01    $        .02    $          -

  Discontinued Operations                                              -           (.06)              -            (.15)
                                                            ------------   ------------    ------------    ------------
  Combined                                                  $        .00    $      (.05)   $        .02    $       (.15)
                                                            ============   ============    ============    ============
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